Exhibit 4.1
CONFORMED COPY

ADDITIONAL FACILITY JOINDER AGREEMENT

To:	The Bank of Nova Scotia, as Administrative Agent (the “Administrative Agent”)
The Bank of Nova Scotia, as Security Trustee (the “Security Trustee”)

From:
The financial institutions listed in Schedule 1 as lenders (the “Additional Term B-3 Facility Lenders”, such defined term to include any lender which becomes a new lender under the Additional Term B-3 Facility in accordance with Section 10.07 of the Existing Credit Agreement)

Date:    May 23, 2017
Re:    Additional Term B-3 Facility

1.	As used in this Additional Facility Joinder Agreement (this “Agreement”), the following terms shall have the meanings set forth below:
“Additional Term B-3 Facility” means the $1,125,000,000 term loan facility made available under this Agreement, as the same may be increased under Section 20 below.
“Additional Term B-3 Facility Effective Date” means the date on which the Administrative Agent provides the notice specified in Section 3 below.
“Additional Term B-3 Funding Date” means the date on which the Additional Term B-3 Loan is advanced.
“Additional Term B-3 Loan” means the loan made available by the Additional Term B-3 Facility Lenders on the Additional Term B-3 Funding Date. For the avoidance of doubt, the Additional Term B-3 Loan shall constitute a “Term Loan” for all purposes under the Existing Credit Agreement.
“Additional Term B-3 Repricing Transaction” means: (a) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Additional Term B-3 Loan with the proceeds of, or any conversion of the Additional Term B-3 Loan into, any new or replacement tranche of secured long-term term loans the primary purpose of which is to reduce the All-In Yield applicable to the Additional Term B-3 Loan; or (b) any amendment, amendment and restatement or other modification to this Agreement, the primary purpose of which is to reduce the All-In Yield applicable to the Additional Term B-3 Loan; provided that any refinancing or repricing of the Additional Term B-3 Loan shall not constitute an Additional Term B-3 Repricing Transaction if such refinancing is in connection with a transaction that would result in a Change of Control.
“Company” means Cable & Wireless Limited.

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“Existing Credit Agreement” means the credit agreement dated as of May 16, 2016 by and among (among others) the Initial Borrowers, the Guarantors referred to therein, the lenders referred to therein, and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Initial Borrowers” means Sable International Finance Limited and the Original Co-Borrower.
“Original Co-Borrower” means Coral-US Co-Borrower LLC.
“Parties” means the Initial Borrowers, the Guarantors, the Administrative Agent, the Security Trustee and the Additional Term B-3 Facility Lenders.
Other terms defined in the Existing Credit Agreement shall have the same meaning in this Agreement, unless otherwise defined herein or the context otherwise requires.

2.	We refer to Section 2.14 (Additional Facilities) of the Existing Credit Agreement.

3.
The Administrative Agent shall, as soon as reasonably practicable, notify each Additional Term B-3 Facility Lender once it has received all of the documents and evidence set out in Schedule 2 hereto (Conditions Precedent to Additional Term B-3 Facility Effective Date) in form and substance satisfactory to the Administrative Agent (acting reasonably).

4.
Each Additional Term B-3 Facility Lender agrees that immediately following, and conditional upon, the occurrence of the Additional Term B-3 Facility Effective Date in accordance with Section 3 above, the following transactions shall occur automatically and without the need for any further action on behalf of any Party:

(a)	each Additional Term B-3 Facility Lender shall become a party to and be bound by the terms of the Existing Credit Agreement as a Lender in accordance with Section 2.14 (Additional Facilities); and

(b)	each Additional Term B-3 Facility Lender shall be subject to the terms of the applicable Intercreditor Agreement (as defined therein).

5.	The Additional Facility Commitment of each Additional Term B-3 Facility Lender is set forth on Schedule 1 to this Agreement (the “Additional Term B-3 Facility Commitments”).

6.
The Maturity Date in respect of the Additional Term B-3 Facility Commitments is January 31, 2025 (the “Maturity Date”). The Additional Term B-3 Loan is non-amortizing and shall be repaid in full on the Maturity Date.

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7.
The Applicable Rate in relation to the Additional Term B-3 Facility is (i) for Eurocurrency Rate Loans, 3.50% and (ii) for Base Rate Loans, 2.50%. The Eurocurrency Rate with respect to the Additional Term B-3 Facility shall not be less than 0.00% per annum.

8.
The Additional Term B-3 Loan shall be a Eurocurrency Rate Loan, and the first Interest Period to apply to the Additional Term B-3 Loan will be the period commencing on the applicable Additional Term B-3 Funding Date and ending on June 30, 2017.

9.
In the event that, on or prior to the date that is six months after the date hereof, the Original Co-Borrower: (a) prepays, refinances, substitutes or replaces the Additional Term B-3 Loan pursuant to an Additional Term B-3 Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) of the Existing Credit Agreement that constitutes an Additional Term B-3 Repricing Transaction), other than where such prepayment is funded by the issuance of notes by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; or (b) effects any amendment resulting in an Additional Term B-3 Repricing Transaction, the Original Co-Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Additional Term B-3 Facility Lenders, (I) in the case of clause (a), a prepayment premium of 1.00% of the aggregate principal amount of the Additional Term B-3 Loan so prepaid, refinanced, substituted or replaced and (II) in the case of clause (b), a fee equal to 1.00% of the aggregate principal amount of the Additional Term B-3 Loan outstanding of any Additional Term B-3 Facility Lender that shall have been the subject of a mandatory assignment under the Existing Credit Agreement (including pursuant to Section 3.11) following the failure of such Additional Term B-3 Facility Lender to consent to such amendment on or prior to the date falling six months after the date hereof. Such amounts shall be due and payable within five Business Days of the date of effectiveness of such Additional Term B-3 Repricing Transaction or (in the case of clause (b), if later than the date of effectiveness of the Additional Term B-3 Repricing Transaction) the date of effectiveness of such mandatory assignment.

10.	The Borrower in relation to the Additional Term B-3 Facility is the Original Co-Borrower.

11.
The execution by the Loan Parties of this Agreement shall constitute confirmation by each Guarantor that: (i) its entry into this Agreement is permitted by the Guaranty and each Collateral Document; (ii) its obligations under the Guaranty and each Collateral Document shall extend to the total of the Additional Term B-3 Facility Commitment as specified in this Agreement and shall be owed to each Secured Party, including the Additional Term B-3 Facility Lenders, but otherwise shall remain in full force and effect and continue unaffected; and (iii) all liabilities and obligations owed by the Loan Parties under the Existing Credit Agreement, this Agreement and the other Loan Documents are:

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(a)	Secured Liabilities as defined in and for the purposes of each Collateral Document to which it is a party; and

(b)	Secured Debt as defined in and for the purposes of the Existing Intercreditor Agreement.

12.
Each Additional Term B-3 Facility Lender shall be entitled to share in the Collateral in accordance with the Intercreditor Agreement and the Collateral Documents pari passu with the Lenders under the other Facilities (including the Class A Revolving Credit Commitments and the Class B Revolving Credit Commitments (each as defined in the Refinancing Amendment Agreement dated on or about the date hereof between, among others, the Loan Parties and the Administrative Agent)).

13.	Each Additional Term B-3 Facility Lender hereby confirms to each Lender, the Administrative Agent, and the Security Trustee that:

(a)
it has made its own independent investigation and assessment of the financial condition and affairs of each Loan Party and its related entities in connection with its participation in the Existing Credit Agreement and has not relied on any information provided to it by a Lender, the Administrative Agent, and the Security Trustee in connection with any Loan Document; and

(b)
it will continue to make its own independent appraisal of the creditworthiness of each Loan Party and its related entities while any amount is or may be outstanding under the Existing Credit Agreement or any Additional Term B-3 Facility Commitment is in force.

14.
The Facility Office and address for notices of each Additional Term B-3 Facility Lender for the purposes of Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Existing Credit Agreement are as set forth on Schedule 4 to this Agreement.

15.
The proceeds of the Additional Term B-3 Loan shall be used to finance general corporate and/or ongoing working capital requirements, including, without limitation, the redemption, refinancing, repayment or prepayment of certain existing Indebtedness of the Restricted Group in the form of Term Loans under the Existing Credit Agreement and any fees and expenses in connection with the Additional Term B-3 Facility, the entry into this Agreement and the Amended and Restated Credit Agreement (as defined below), and other related transactions in connection therewith.

16.
The Additional Facility Availability Period for the Additional Term B-3 Facility is the period from and including the Additional Term B-3 Facility Effective Date through (and including) the date that is 30 Business Days following the Additional Term B-3 Facility Effective Date (the “Additional Term B-3 Facility Availability Period”).

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17.	The Additional Term B-3 Facility Commitments shall be immediately cancelled at the end of the Additional Term B-3 Facility Availability Period.

18.
The obligation of each Additional Term B-3 Facility Lender to fund its Additional Term B-3 Facility Commitments is subject to the satisfaction, or waiver by the Administrative Agent (acting on the instructions of the Additional Term B-3 Facility Lenders), of the conditions set out in Schedule 3 of this Agreement (Conditions Precedent to Funding of the Additional Term B-3 Loan). The Administrative Agent shall, as soon as reasonably practicable, notify each Additional Term B-3 Facility Lender of the satisfaction or waiver thereof.

19.
The Additional Term B-3 Facility shall be drawn in a single drawing, provided that a Committed Loan Notice for such drawing is delivered to the Administrative Agent within the Additional Term B-3 Facility Availability Period.

20.
The Additional Term B-3 Facility may be increased by any amount by the execution by any Lender or Additional Lender of one or more Additional Facility Joinder Agreements in substantially the form of this Agreement (with the same Maturity Date and Applicable Rate as specified in this Agreement); provided, however, that no such increase shall be permitted if the Incurrence of the Indebtedness represented thereby would not otherwise be permitted by: (A) prior to the occurrence of the Amendment Effective Date (as defined in the Amendment and Restatement Agreement (as defined below)) under Section 2.14 and Annex II of the Existing Credit Agreement; or (B) on or following the occurrence of the Amendment Effective Date, under Section 2.14 and Annex II of the Amended and Restated Credit Agreement. Following any such increase, references to the Additional Term B-3 Facility Lenders and Additional Term B-3 Loan shall include Lenders and Loans made under any such Additional Facility Joinder Agreement.

21.
The Original Co-Borrower shall pay to the Additional Term B-3 Facility Lenders the fees set forth in the Fee Letter dated as of May 15, 2017 between, amongst others, the Original Co-Borrower and the Additional Term B-3 Facility Lenders in respect of the Additional Term B-3 Facility Commitments.

22.
Each Additional Term B-3 Facility Lender further agrees and acknowledges that notwithstanding Section 2.02 of the Existing Credit Agreement, a Committed Loan Notice in respect of any Borrowing of the Additional Term B-3 Loan shall only be required to be received by the Administrative Agent no later than 1:00 p.m. one Business Day prior to the requested date of such Borrowing.

23.	Each Additional Term B-3 Facility Lender:

(a)
hereby irrevocably authorizes, approves and consents to the amendment and restatement of the Existing Credit Agreement (including the Annexes, Exhibits and Schedules thereto) so that it shall, on and following the Amendment Effective

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Date (as defined in the Amendment and Restatement Agreement referred to below), be in effect in the form set out as Exhibit A to this Agreement (the “Amended and Restated Credit Agreement”);

(b)
hereby authorizes the Administrative Agent to execute, on its behalf, the amendment and restatement agreement (the “Amendment and Restatement Agreement”) to be dated on or about the Additional Term B-3 Facility Effective Date, pursuant to which the Existing Credit Agreement shall be amended and restated in its entirety by the Amended and Restated Credit Agreement;

(c)
hereby irrevocably authorizes, approves, consents, and agrees (if required) to enter into (in the capacity of a Lender and, if it is a Hedge Bank, in the capacity of a Hedge Bank), and shall procure that its Affiliates that are Hedge Banks authorize, approve, consent, and agree to enter into the amendment and restatement of the Existing Intercreditor Agreement (including the Annexes, Exhibits and Schedules thereto) so that it shall, on and following the New Intercreditor Effective Date (as defined in the Amended and Restated Credit Agreement), be in the form set out as Exhibit G to the Amended and Restated Credit Agreement (the “New Intercreditor Agreement”);

(d)	hereby authorizes the Administrative Agent to execute, on its behalf, the New Intercreditor Agreement; and

(e)
hereby agrees (if it is Hedge Bank, in the capacity of a Hedge Bank) that it shall, and shall procure that its Affiliates that are Hedge Banks shall, enter into (including by way of accession) the New Intercreditor Agreement.

This Agreement shall constitute each Additional Term B-3 Facility Lender’s irrevocable and unconditional written consent in respect of the foregoing amendments, consents and modifications to the Loan Documents for the purposes of Section 10.01 (Amendments, Etc.) of the Existing Credit Agreement.

24.	This Agreement is an Additional Facility Joinder Agreement for the purposes of the Existing Credit Agreement.

25.	This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

26.
This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement.

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27.
This Agreement shall be subject to the provisions of Sections 10.15 (Governing Law; Forum; Process Agent) and 10.16 (Waiver of Right to Trial by Jury) of the Existing Credit Agreement, each of which is incorporated by reference herein, mutatis mutandis.

28.
If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29.
Except as expressly amended hereby or by the Amended and Restated Credit Agreement, the Existing Credit Agreement and other Loan Documents remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Existing Credit Agreement in any other Loan Document shall mean and be a reference to the Existing Credit Agreement as amended and supplemented hereby. This Agreement shall constitute a Loan Document under the Existing Credit Agreement and the other Loan Documents and, together with the other Loan Documents, constitute the entire agreement among the parties pertaining to the modification of the Loan Documents as herein provided and supersede any and all prior or contemporaneous agreements, promises and amendments relating to the subject matter hereof

30.
Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

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(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
For the purposes of this Section 30:
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised

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under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.
[Signature Pages to Follow]

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THE BANK OF NOVA SCOTIA
as Additional Term B-3 Facility Lender

By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Additional Facility Joinder Agreement]

THE BANK OF NOVA SCOTIA
as Administrative Agent

By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Additional Facility Joinder Agreement]

THE BANK OF NOVA SCOTIA
as Security Trustee

By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Additional Facility Joinder Agreement]

CORAL-US CO-BORROWER LLC
as the Original Co-Borrower and Guarantor

By:    Authorized Signatory
Title:    Managing Director

[Signature Page to Additional Facility Joinder Agreement]

SABLE INTERNATIONAL FINANCE LIMITED
as an Initial Borrower and Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Additional Facility Joinder Agreement]

SABLE HOLDING LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Additional Facility Joinder Agreement]

CABLE AND WIRELESS (WEST INDIES) LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Additional Facility Joinder Agreement]

CABLE & WIRELESS COMMUNICATIONS LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Additional Facility Joinder Agreement]

CWIGROUP LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Additional Facility Joinder Agreement]

CABLE & WIRELESS LIMITED
as the Company and Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Additional Facility Joinder Agreement]

SCHEDULE 1
ADDITIONAL TERM B-3 FACILITY LENDERS AND ADDITIONAL TERM B-3 FACILITY COMMITMENTS

Additional Term B-3 Facility Lender	Additional Term B-3 Facility Commitments
The Bank of Nova Scotia	$1,125,000,000

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SCHEDULE 2
CONDITIONS PRECEDENT TO ADDITIONAL TERM B-3 FACILITY EFFECTIVE DATE

1.	This Agreement shall have been duly executed by the Initial Borrowers, the Guarantors, the Administrative Agent, the Security Trustee and the Additional Term B-3 Facility Lenders.

2.
The representations and warranties set forth in Article V of the Existing Credit Agreement shall be true and correct in all material respects (or in all respects to the extent qualified by materiality, Material Adverse Effect or similar language) on and as of the Additional Term B-3 Facility Effective Date (and, for the avoidance of doubt, including in respect of each Additional Term B-3 Facility Document) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or in all respects to the extent qualified by materiality, Material Adverse Effect or similar language) as of such earlier date.

3.
The Administrative Agent's receipt of the following, to the extent not previously delivered to the Administrative Agent, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(a)	a copy of the constitutional documents of each Loan Party (including, for the avoidance of doubt, in respect of a Loan Party incorporated in England and Wales, a copy of its PSC Register);

(b)
a copy of a resolution of the board of directors or, if applicable, a committee of the board, or the sole member, managing member, general or limited partner, of each Loan Party (A) approving the terms of, and the transactions contemplated by, this Agreement and each other document executed or delivered by such Loan Party in order to give effect to the transactions contemplated hereunder (such documents, collectively, the “Additional Term B-3 Facility Documents”) and resolving that it execute, deliver and perform its obligations under the Additional Term B-3 Facility Documents to which it is a party; (B) authorizing a specified person or persons to execute the Additional Term B-3 Facility Documents to which it is a party; and (C) authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices to be signed and/or delivered by it under or in connection with the Additional Term B-3 Facility Documents to which it is a party;

(c)	a specimen of the signature of each person authorized by the resolution set forth above in relation to the Additional Term B-3 Facility Documents;

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(d)	a certificate of good standing (or equivalent) in respect of each Loan Party issued by the relevant Governmental Authority in its jurisdiction, if available in such jurisdiction;

(e)	a legal opinion from Ropes & Gray International LLP, New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(f)	a legal opinion from Ropes & Gray International LLP, English legal counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent; and

(g)	a legal opinion from Maples and Calder, Cayman Islands counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

4.
A re-confirmation of an English law-governed Security Confirmation Deed dated January 26, 2012 and made between Cable & Wireless Limited (formerly known as Cable and Wireless Plc), Sable Holding Limited and CWIGroup Limited as Confirming Parties and BNP Paribas as Security Trustee in respect of (a) an English law-governed Equitable Charge over Shares dated January 29, 2010 and made between Cable & Wireless Limited (formerly Cable & Wireless Plc) as Company and BNP Paribas as Security Trustee in respect of the shares of Sable Holding Limited, (b) an English law-governed Equitable Charge over Shares dated January 29, 2010 and made between Sable Holding Limited as Company and BNP Paribas as Security Trustee in respect of the shares of CWIGroup Limited and (c) an English law-governed Equitable Charge over Shares dated January 29, 2010 and made between CWIGroup Limited as Company and BNP Paribas as Security Trustee in respect of the shares of Cable and Wireless (West Indies) Limited.

5.
A re-confirmation of an English law-governed Security Agreement over Shares dated March 31, 2015 and made between Cable & Wireless Limited as Chargor and BNP Paribas as Security Trustee in respect of the shares of Sable Holding Limited.

6.	An English law governed assignment by way of security over any intercompany loans granted by Cable & Wireless Limited to Sable Holding Limited.

7.
A structure chart showing the structure of the Restricted Group, which the Company shall certify to the Administrative Agent is true and complete in all material respects as at the Additional Term B-3 Facility Effective Date in respect of the corporate ownership of the structure of the Company and its Restricted Group.

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SCHEDULE 3
CONDITIONS PRECEDENT TO FUNDING OF THE ADDITIONAL TERM B-3 LOAN

1.
The Administrative Agent shall have received a duly executed Committed Loan Notice in respect of the Additional Term B-3 Loan in accordance with the terms of the Existing Credit Agreement, as amended by this Agreement.

2.	The other conditions set forth in Sections 2.14(a) and 4.02 of the Existing Credit Agreement shall have been satisfied.

3.	No Default shall exist or would result from the drawing of the Additional Term B-3 Loan or from the application of the proceeds therefrom.

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SCHEDULE 4
FACILITY OFFICE AND ADDRESS FOR NOTICES
ADMINISTRATIVE AGENT:
Administrative Agent’s Office

Agent Name	The Bank of Nova Scotia, London
Address:	201 Bishopsgate, 6th Floor London, EC2M 3NS
Attn:	Savi Rampat savi.rampat@scotiabank.com
Phone:	44 207 826 5660
Fax:	44 207 826 5666

ADDITIONAL TERM B-3 FACILITY LENDERS:
The Bank of Nova Scotia

Address:	201 Bishopsgate, 6th Floor London, EC2M 3NS
Attn:	Savi Rampat savi.rampat@scotiabank.com
Phone:	44 207 826 5660
Fax:	44 207 826 5666

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EXHIBIT A
Form of Amended and Restated Credit Agreement

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